UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2015 (September 24, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On September 24, 2015 On Track Innovations Ltd., or the Company, or we, notified the U.S. District Court, Southern District of New York, jointly with T-Mobile that the parties have reached an agreement in principle to settle both of the Company’s claims against T-Mobile and the parties requested from the Court a 30-days stay of all deadlines pending in both actions to negotiate the terms of a settlement agreement.

The Company expects that the net proceeds from the settlement with T-Mobile, if such settlement is reached, should not be significant and under Company’s initial expectations.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. For example, we are making forward looking statements when we discuss the potential to reach a settlement with T-Mobile and the amount we may receive from such settlement.  Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this current report on Form 8-K. Forward-looking statements could be impacted by the effects risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: September 25, 2015	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

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